Exhibit 1.1

AAMES INVESTMENT CORPORATION

50,500,000 Shares of Common Stock

UNDERWRITING AGREEMENT

                    , 2004

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

    as Representative of the several Underwriters

c/o Friedman, Billings, Ramsey & Co., Inc.

1001 19th Street North

Arlington, Virginia 22209

Dear Sirs:

Aames Investment Corporation, a Maryland corporation (the “Company”), confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom Friedman, Billings, Ramsey & Co., Inc. is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company of 50,500,000 shares (the “Initial Shares”) of its common stock, par value $0.01 per share (“Common Stock”), to the Underwriters, and the purchase by the Underwriters, severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto, and (ii) the grant of the option to the Underwriters described in Section 1(b) hereof to purchase from the Company all or any part of 7,575,000 additional shares of Common Stock to cover over-allotments (the “Option Shares”), if any, as set forth in Schedule I hereto. The 50,500,000 shares of Common Stock to be purchased by the Underwriters and all or any part of the 7,575,000 shares of Common Stock subject to the option described in Section l(b) hereof are hereinafter called, collectively, the “Shares.”

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-11 (No. 333-113890) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed (whether by incorporation by reference or otherwise) to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act

Regulations) is hereinafter called the “Registration Statement,” except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), “Registration Statement” shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement. Each prospectus included in the Registration Statement, or amendments thereof or supplements thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the “Preliminary Prospectus.” The term “Prospectus” means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

In connection with the offering of the Shares, and pursuant to a registration statement on Form S-4 (No. 333-113891) under the Securities Act and Securities Act Regulations (the “S-4”), Aames Financial Corporation, a Delaware corporation (“Aames Financial I”), and the Company will undertake a corporate reorganization (the “Reorganization”) whereby the Company will become the parent company of Aames Financial I. Aames Financial I formed the Company in February 2004 as its wholly owned subsidiary and caused the Company to form two wholly owned subsidiaries, Aames Newco, Inc. (“Newco”) and Aames TRS, Inc. (“TRS”), each a Delaware corporation created for the interim purpose of effecting the Reorganization and, in the case of TRS, to be the successor to Aames Financial I. Concurrently with the closing of the offering of the Shares, pursuant to that certain Agreement and Plan of Merger dated as of                     , 2004 (the “Merger Agreement”), Newco will merge with and into Aames Financial I, with Aames Financial I as the surviving entity (the “First Merger”). In such transaction, the stockholders of Aames Financial I, including Specialty Finance Partners, Aames Financial I’s controlling stockholder, whose representatives control the current board of directors of Aames Financial I (“SFP”), will receive merger consideration payable 50% in cash and 50% in the Company’s Common Stock in exchange for their shares of Aames Financial I stock, except that holders of Aames Financial I common stock shall have the right to elect to receive solely the Company’s Common Stock in exchange for such shares. The cash portion of such merger consideration will be made from the aggregate purchase price paid to the Company for the Shares at the Closing Time. Following the First Merger, Aames Financial I will become a wholly owned subsidiary of the Company. Thereafter, and as part of the Reorganization, Aames Financial I will merge with and into TRS, with TRS as the surviving entity (the “Second Merger,” and together with the First Merger, the “Mergers”), adopting the name “Aames Financial Corporation” (“Aames Financial II”) and continuing to conduct the business of Aames Financial I. As used herein, Aames Financial I, Aames Financial II, Newco, and TRS are collectively referred to as the “Aames Transaction Parties,” and each as an “Aames Transaction Party,” and together with SFP, are collectively referred to as the “Transaction Parties,” and each as a “Transaction Party.”

The Company, Aames Financial I, TRS, SFP and the Underwriters agree as set forth below.

1. Sale and Purchase:

(a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $            , the Company agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the number of Initial Shares set forth in Schedule I opposite such Underwriter’s name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares. The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as the Underwriters may determine.

(b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in paragraph (a), the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase all or any part of the Option Shares, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time to cover over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, the Company will sell, and each of the Underwriters, severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Directed Shares. It is understood that approximately 505,000 shares of the Initial Shares (“Directed Shares”) initially will be reserved by the Underwriters for offer and sale to employees and persons having business relationships with the Company (“Directed Share Participants”) upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the “Directed Share Program”). Under no circumstances will the Representative or any Underwriter be liable to the Company or to any Directed Share Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program. To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated herein.

2. Payment and Delivery:

(a) Initial Shares. The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company upon at least forty-eight hours’ prior notice. The Company will cause the certificates representing the Initial Shares to be made available for checking and packaging at least twenty-four hours prior to the Closing Time (as defined below) with respect thereto at the office of the Representative, 1001 19th Street North, Arlington, Virginia 22209, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representative and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the “Closing Time” and the date of delivery of both Initial Shares and Option Shares is hereinafter sometimes called the “Date of Delivery.”

(b) Option Shares. Any Option Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company upon at least forty-eight hours’ prior notice. The Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least twenty-four hours prior to the Date of Delivery with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representative in the notice given by the Representative to the Company of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Company and the Representative may agree upon in writing. The time at which such payment and delivery are actually made is hereinafter sometimes called the “Option Closing Time.”

3. Representations and Warranties of the Company and Certain Transaction Parties:

(a) The Company, Aames Financial I and TRS, jointly and severally, represent and warrant to the Underwriters that:

(i) the Company has an authorized and outstanding capitalization as set forth in the Prospectus under the caption “Capitalization”; the outstanding shares of capital stock of the Company, Aames Financial I and their respective subsidiaries (each such subsidiary, including Aames Financial II upon consummation of the Reorganization, a “Subsidiary” and, collectively, the “Subsidiaries”), have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. All of the outstanding shares of capital stock of the Subsidiaries are, and all of the outstanding shares of Aames Financial II will be upon consummation of the Reorganization, directly or indirectly owned of record and beneficially by the Company or Aames Financial I, as the case may be; except as disclosed in the Prospectus, there are no outstanding (A) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

(ii) each of the Company, the Subsidiaries (all of which are named in Exhibit 21.1 to the Registration Statement or would not, individually or in the aggregate, constitute a significant subsidiary within the meaning of Rule 1-02(w) of Regulation S-X) and the Aames Transaction Parties has been duly incorporated or organized and is validly existing as a corporation or partnership in good standing under the laws of its respective jurisdiction of incorporation or organization with full corporate or partnership power and authority to own its respective properties and to conduct its respective businesses as currently conducted and/or as described in the Registration Statement and Prospectus and to execute and deliver this Agreement, perform its obligations hereunder, and to consummate the transactions contemplated herein; complete and correct copies of the certificates of incorporation and of the by-laws of the Company and the Subsidiaries and all amendments thereto have been delivered to the Representative, and except as set forth in the exhibits to the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to the Closing Time or, if later, each Option Closing Time;

(iii) each of the Company, the Subsidiaries and the Aames Transaction Parties is duly qualified or licensed and is in good standing in each jurisdiction in which they conduct their respective businesses or in which they own or lease real property or otherwise maintain an office and in which the failure, individually or in the aggregate, to be so qualified or licensed would not reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect” or “Material Adverse Change”); except as disclosed in the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary; other than as disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

(iv) the Company and the Subsidiaries are in compliance with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except for such failures to be in compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(v) neither the Company nor any Subsidiary is in breach of or in default (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default) (A) under its respective organizational documents, or (B) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except in the case of this clause (B) for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(vi) the execution, delivery and performance of this Agreement, and consummation of the transactions contemplated herein will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (1) any provision of the organizational documents of the Company or any Subsidiary, or (2) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of this clause (2) for such breaches or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; or (B) result at any time in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary, except for such liens, charges, claims or encumbrances which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(vii) this Agreement has been duly authorized, executed and delivered by the Company and each of the Aames Transaction Parties that are parties hereto and is a legal, valid and binding agreement of the Company and each such Aames Transaction Party enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(viii) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company’s or any Aames Transaction Party’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, and the Company’s sale and delivery of the Shares, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”), (B) such approvals as have been obtained in connection with the approval of the listing of the Shares on the New York Stock Exchange (the “NYSE”), (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, and (D) approval by the NASD of the fairness and reasonableness of the proposed terms and conditions of the underwriting of the sale of the Shares by the Underwriters;

(ix) each of the Company and the Subsidiaries has all necessary licenses, permits, qualifications, accreditations, approvals and authorizations of any federal, state or local governmental or other regulatory authority (“Licenses and Permits”), has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Prospectus, except to the extent that any failure, individually or in the aggregate, to have any such Licenses and Permits, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not reasonably be expected to have a Material Adverse Effect; except for the Licenses and Permits set forth on Schedule III hereto, neither the Company nor any of the Subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the Prospectus; except as set forth in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such License or Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to it, or of any loss of any exemption, or of any pending or threatened action, claim, suit or proceeding, the effect of which, individually or in the aggregate, could result in a Material Adverse Change or result in the invalidation, revocation, or impairment of any license, or otherwise restrict its ability to conduct its business in any jurisdiction to which any License or Permit pertains; each of the Company and its Subsidiaries has posted and maintained in full force all bonds, and paid all applicable fines, dues and/or fees required by the Licenses and Permits; except as has been adequately disclosed in the Registration Statement and the Prospectus, none of the Company nor its Subsidiaries has entered into any agreement with, or is subject to any order, writ, decree or judgment by, any federal, state, local governmental or other regulatory authority which, individually or in the aggregate, is or will be reasonably likely to materially restrict or alter the products or services that may be offered by it in the conduct of its business or otherwise materially restrict its ability to fully exploit any License or Permit issued to or obtained by it; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus;

(x) each of the Company, Aames Funding Corporation, a California corporation and subsidiary of Aames Financial I, and Aames Capital Corporation, a California corporation and subsidiary of Aames Financial I (the “Licensed Parties”), as applicable, (A) owns or possesses such Licenses and Permits as are necessary to originate, fund, service, arrange, broker, buy, sell or make mortgage loans (“Lending Activities”) (as a mortgage lender or otherwise) or is exempt from any applicable requirement to hold any such Licenses and Permits, in each state in which it conducts any Lending Activities and (B) owned or possessed such Licenses and Permits as were necessary to conduct its historic Lending Activities (as a mortgage lender or otherwise) or was exempt from any applicable requirement to hold any such Licenses and Permits, in each case at the time it conducted such Lending Activities, in each state in which it historically conducted any Lending Activities; Schedule II attached hereto is a true and complete list of all Licenses and Permits owned or possessed by or otherwise issued to the Licensed Parties (the “Current Mortgage Licenses”); each Current Mortgage License has been validly issued or obtained and is, and after the consummation of the Reorganization and the transactions contemplated by this Agreement will be, in full force and effect; set forth on Schedule III is a true and complete list of all Licenses and Permits for which the Company has applied or has taken the steps necessary to secure or maintain or which the Company otherwise intends to obtain (the “Pending Mortgage Licenses”); and upon consummation of the Reorganization and the transactions contemplated by this Agreement, the Current Mortgage Licenses and the Pending Mortgage Licenses, when issued, will be sufficient to enable the Company and its Subsidiaries to conduct, in all material respects, the Lending Activities proposed to be conducted by them as described in the Registration Statement and Prospectus;

(xi) each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or any of the Aames Transaction Parties, are threatened by the Commission, and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information;

(xii) the Preliminary Prospectus and the Registration Statement comply, and the Prospectus and any further amendments or supplements thereto will, when they have become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor any Aames Transaction Party who is a party hereto makes any warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in the penultimate sentence of Section 9(d) hereof);

(xiii) the Preliminary Prospectus was and the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;

(xiv) except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company or the Aames Transaction Parties who are parties hereto, threatened against the Company, or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are, or will be upon completion of the Reorganization, subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which if determined adversely would, individually or in the aggregate, result in one or more judgments, decrees, awards or orders having a Material Adverse Effect;

(xv) the financial statements, including the notes thereto, included in (or incorporated by reference into) the Registration Statement and the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in the Registration Statement and the amounts in the Prospectus under the captions “Summary - Summary Financial Data” and “Selected Financial and Other Data” fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement; the unaudited pro forma financial information (including the related notes) included in the Prospectus and any Preliminary Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and the Subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified; no other pro forma financial information is required to be included in the Registration Statement;

(xvi) Ernst & Young LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus or are incorporated by reference therein and any other accounting firm that has certified Company financial statements and delivered its reports with respect thereto, are, and were during the periods covered by their reports, independent public accountants as required by the Securities Act and the Securities Act Regulations;

(xvii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (A) any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (B) any transaction that is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and Subsidiaries taken as a whole or (D) any dividend or distribution of any kind declared, paid or made by the Company or any Subsidiary (other than intercompany dividends and distributions) on any class of its capital stock;

(xviii) the Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

(xix) except as set forth in the Registration Statement and the Prospectus, (A) no person has the right, contractual or otherwise, to cause the Company or any Subsidiary to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (B) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (C) no person has the right to act as an underwriter, or as a financial advisor to the Company, in connection with the offer and sale of the Securities, in the case of each of the foregoing clauses (A), (B) and (C), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or the consummation of the Mergers or otherwise, and (D) no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or the consummation of the Mergers or otherwise, except for those registration or similar rights granted to affiliates of the Representative, those provided for in the Registration Rights and Governance Agreement among SFP, Capital Z Management LLC and the Company (the “Registration Rights and Governance Agreement”) and those which have been waived with respect to the offering contemplated by this Agreement and the Mergers;

(xx) the Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise;

(xxi) the Shares have been approved for listing on the NYSE, subject to official notice of issuance;

(xxii) none of the Company, the Subsidiaries nor any Aames Transaction Party has taken, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any other “reference security” (as defined in Rule 100 of Regulation M under the 1934 Act (“Regulation M”)), whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M; the Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the NYSE in accordance with Regulation M.

(xxiii) neither the Company nor any of the Aames Transaction Parties (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the “Exchange Act Regulations”), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the National Association of Securities Dealers, Inc. (the “NASD”)) any member firm of the NASD;

(xxiv) None of the Company nor any Aames Transaction Party that is a party hereto has relied upon the Representative or legal counsel for the Representative for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

(xxv) any certificate signed by any officer of the Company or any Subsidiary delivered to the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

(xxvi) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the NYSE;

(xxvii) the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary;

(xxviii) the descriptions in the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles;

(xxix) the Company and each Subsidiary owns or possesses or can acquire on reasonable terms adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) necessary to entitle the Company and each Subsidiary to conduct its business as described in the Prospectus, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and neither the Company nor any Aames Transaction Party knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which, individually or in the aggregate, would reasonably be excepted to have a Material Adverse Effect;

(xxx) the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xxxi) each of the Company and the Subsidiaries has filed on a timely basis all federal, state, local and foreign tax returns required to be filed through the date hereof; all such tax returns are complete and accurate in all material respects; all taxes due and owing by any of the Company and the Subsidiaries on or before the date hereof (whether or not shown on any tax returns) have been paid; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which, individually or in the aggregate, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect;

(xxxii) each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;

(xxxiii) neither the Company nor any of the Subsidiaries is in violation, or has received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company or any of the Subsidiaries; the Company and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and the Subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change;

(xxxiv) neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(xxxv) the Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability; the Company and each of the Subsidiaries have not incurred and do not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); and each “pension plan” for which the Company and each of the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

(xxxvi) neither the Company nor any of the Subsidiaries nor any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (A) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (B) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (C) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries, or (D) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries;

(xxxvii) except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the executive officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them;

(xxxviii) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company or any Aames Transaction Party that is a party hereto, any employee or agent of the Company or any of the Subsidiaries, has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus;

(xxxix) all securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any Subsidiary, have been issued and sold in compliance with (A) all applicable federal and state securities laws, (B) the laws of the applicable jurisdiction of incorporation of the issuing entity and, (C) to the extent applicable to the issuing entity, the requirements of the NYSE;

(xl) in connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offer and sale of the Shares other than the Preliminary Prospectus and the Prospectus;

(xli) the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated (other than pursuant to this Agreement);

(xlii) no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries or other Transaction Parties on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries or other Transaction Parties on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement and the Prospectus and which is not so described;

(xliii) neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Shares, will be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xliv) there are no existing or, to the knowledge of the Company or any Aames Transaction Party, threatened labor disputes with the employees of the Company or any of the Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

(xlv) (A) the Company, Aames Financial I, Newco and TRS have entered into the Merger Agreement, whereby, concurrently with Closing Time, Newco and Aames Financial I shall consummate the First Merger, and, thereafter, Aames Financial I and TRS shall consummate the Second Merger; (B) the Merger Agreement, each of the documents, agreements and instruments executed and delivered in connection therewith, and the consummation of the transactions contemplated by the foregoing (1) have been duly authorized by all necessary corporate action of each party thereto, including, but not limited to, any action or vote of the board of directors, general partner, managing member or stockholders of each such party which may be required by applicable state law such party’s organizational documents or the requirements of the NYSE or any applicable over the counter market, and will not result in any violation of the provisions of the organizational documents of any such party; (2) will not at any time conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, except for such breaches or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; (3) will not result in any violation of any law, administrative or securities regulation, or administrative or court decree applicable to any such party, except for such violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; (C) the Merger Agreement and each of the documents, agreements and instruments executed and delivered in connection therewith are in full force and effect on the date hereof, are legal, valid and binding agreements of each party thereto enforceable against each such party in accordance with its terms, and no party thereto is in breach or default of its obligations thereunder (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default thereunder); (D) the S-4 filed in connection with the Reorganization is and remains effective, the First Merger Certificate and the Second Merger Certificate have been pre-cleared with the Secretary of State, and no party is aware of any event, circumstance, or action by any Person that could prevent or delay the First Merger Certificate or the Second Merger Certificate to be accepted by the Secretary of State, or otherwise prevent the closing of the First Merger or the Second Merger; and (E) no other governmental or regulatory consent shall be required other than the acceptance of the Second Merger Certificate by the

Secretary of State upon the consummation of the First Merger and the Second Merger, respectively, other than consents that would not affect the validity of the Mergers;

(xlvi) the Company is organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code; the present and contemplated method of operation of the Company and the Subsidiaries does and will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code; and the Company intends to continue to qualify as a REIT for all subsequent years;

(xlvii) the Mergers should be treated as a reorganization within the meaning of Section 368(a) of the Code, and none of the Company, Aames Financial I, Newco or TRS will recognize any gain or loss as a result of the Merger; and

(xlviii) no consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered. The Company has not offered, or caused the Representative to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(b) SFP represents and warrants to the Underwriters that:

(i) the execution, delivery and performance of this Agreement, and consummation of the transactions contemplated herein will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (1) any provision of the organizational documents of SFP, or (2) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which SFP is a party or by which any of them or its respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to SFP, except in the case of this clause (2) for such breaches or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; or (B) result at any time in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of SFP, except for such liens, charges, claims or encumbrances which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(ii) all authorizations and consents necessary for the execution and delivery by SFP of this Agreement have been given or obtained other than such authorizations and consents that will have been obtained or made at or prior to the Closing Time or the relevant Date of Delivery, as the case may be; this Agreement has been duly authorized, executed and delivered by SFP and is a legal, valid and binding agreement of SFP enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(iii) the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact with respect to SFP or omit to state a material fact with respect to SFP required to be stated therein or necessary to make the statements therein with respect to SFP, in the light of the circumstances under which they were made, not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain an untrue statement of a material fact with respect to SFP or omit to state a material fact with respect to SFP required to be stated therein or necessary to make the statements therein with respect to SFP, in the light of the circumstances under which they were made, not misleading;

(iv) SFP has not taken, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any other “reference security” (as defined in Rule 100 of Regulation M), whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M;

(v) SFP has not distributed and will not distribute any Prospectus or other offering material in connection with the offer and sale of the Shares;

(vi) SFP has not relied upon the Representative or legal counsel for the Representative for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

(vii) SPF does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company to the Underwriters pursuant to this Agreement, and SFP does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company or any Subsidiary, other than, in each case, those described in the Registration Statement and the Prospectus; and

(viii) any certificate signed by any officer of SFP delivered to the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by SFP to each Underwriter as to the matters covered thereby.

4. Certain Covenants:

Each of the Company, each Aames Transaction Party and, with respect to (a) and (x) below only, SFP, hereby agrees with each Underwriter:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representative may designate and to maintain such qualifications in effect as long as requested by the Representative for the distribution of the Shares, provided that neither the Company nor any other Transaction Party shall be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except, in respect of the Company only, service of process with respect to the offering and sale of the Shares);

(b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement or the S-4 to be declared effective before the offering of the Shares may commence or the Second Merger may close, the Company and each Aames Transaction Party will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-effective amendment has become effective;

(c) to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus (or a term sheet as permitted by Rule 434) with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 a.m. (New York City time), on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree) to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T; unless required by law, prior to filing with the Commission any amendment or supplement to the Registration Statement, S-4 or Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and make no such filing to which the Representative shall reasonably object;

(d) to advise the Representative promptly and (if requested by the Representative) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

(e) to advise the Representative immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, S-4 or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, S-4 or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or consummation of the Second Merger, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible;

(f) to furnish to the Representative for a period of three years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock in the form so supplied, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission or the NASD and any material reports filed by the Company with any securities exchange, in each case, in the form so filed (it being understood that any report which upon filing shall be available through EDGAR shall be deemed furnished in accordance with this subclause (ii)) and (iii) such other information as the Representative may reasonably request regarding the Company and the Subsidiaries; provided, if applicable in the case of subclauses (ii) and (iii) above, that any information that is reasonably deemed by the Company to be confidential will be subject to the execution and delivery of customary non-disclosure agreements in favor of the Company that are reasonably satisfactory to the Representative;

(g) to advise the Representative promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Representative or counsel for the Underwriters, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Securities Act and the Securities Act Regulations and, during such time, to promptly prepare and furnish to the Representative copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representative may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the Securities Act and the Securities Act Regulations;

(h) to file promptly with the Commission any amendment to the Registration Statement, S-4 or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

(i) to furnish promptly to the Representative a signed copy of the Registration Statement and S-4, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representative may reasonably request;

(j) to furnish to the Representative, not less than two business days before filing with the Commission subsequent to the effective date of the Prospectus and during the period referred to in paragraph (f) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and during such period to file all such documents in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

(k) to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption “Use of Proceeds” in the Prospectus;

(l) to make generally available to its security holders and to deliver to the Representative as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months beginning after the effective date of the Registration Statement;

(m) to furnish to the Representative as early as practicable prior to the Closing Time and any Date of Delivery, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(e) hereof;

(n) to comply with all provisions of any undertakings contained in the Registration Statement;

(o) to use its best efforts to list the Shares on the NYSE and to maintain the listing of the Shares on the NYSE, and to file with the NYSE all documents and notices required by the NYSE of companies that have securities that are traded;

(p) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

(q) to refrain during a period of 180 days from the date of the Prospectus, without the prior written consent of the Representative, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (each such event and action set forth in (i) and (ii) above, a “Transfer”). In respect of the Company only, the foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Prospectus, (C) the redemption by Aames Financial of its 5.5% convertible subordinated debentures or the issuances of shares of Common Stock upon the conversion of such debentures, (D) options and other interests and rights granted under the Company’s Equity Incentive Plan, provided that the holder of such option or other interest or right may not, directly or indirectly, Transfer such options, interests and/or rights within such 180-day period or (E) the filing by the Company of a registration statement under the Securities Act pursuant to a request by (1) SFP in accordance with the Registration Rights and Governance Agreement (as in effect on the date hereof) and/or (2) affiliates of the Representative in accordance with registration rights granted in connection with any concurrent private placement of shares of the Company’s common stock, in each case, on or after the 120-day anniversary of the First Merger so long as such registration statement is not declared effective until the 181-day anniversary of the date of the Prospectus;

(r) not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company, except for securitizations of mortgage loans or sales by the Company of mortgage-backed securities. The Company shall, and shall cause each of its Subsidiaries to, comply with all applicable provisions of Regulation M, and shall not take any action which will directly or indirectly violate Regulation M;

(s) to cause each 1% or greater stockholder, officer and director of the Company and Aames Financial I to furnish to the Representative, prior to the first Date of Delivery, a letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 180 days from the date of the Prospectus, without the prior written consent of the Representative; provided, however, that the letter agreement with SFP may permit SFP to exercise its demand registration rights under the Registration Rights and Governance Agreement (as in effect on the date hereof) and include Shares owned by SFP in a registration statement filed by the Company under the Securities Act so long as such registration statement complies with the restrictions thereon set forth in Section 4(q)(E) of this Agreement;

(t) that the provisions of the letter agreement dated January 9, 2004, between the Company and the Representative shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated herein;

(u) that the Company shall obtain or maintain, as appropriate, Directors and Officers liability insurance in amounts that are reasonable and customary for companies similar to the Company, which shall apply to the offering contemplated herein;

(v) if at any time during the 60-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the reasonable opinion of the Representative, the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representative advising the Company to the effect set forth above, to forthwith prepare, consult with the Representative concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Representative, responding to or commenting on such rumor, publication or event;

(w) that the Company will continue to use its best efforts to meet the requirements to qualify as a REIT;

(x) that the Company and each Transaction Party will use its best efforts to cause the Second Merger to be effected and completed no later than two (2) business days after the date of this Agreement, and shall not take any action, or refrain from taking any action, that would delay or prevent closing of the Second Merger;

(y) that the Company and each Aames Transaction Party will use its best efforts to cause A. Jay Meyerson, the Company’s Chief Executive Officer, to enter into an employment agreement with the Company for a minimum period of three years following the Closing Time and pursuant to such other terms as are determined by the Company and reasonably acceptable to the Representative; and

(z) that the Company (i) will comply with all applicable securities and other applicable laws, rules and regulations, including without limitation, the rules and regulations of the NASD, in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program and (ii) will pay all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and any stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

5. Payment of Expenses:

(a) The Company, Aames Financial I and TRS, jointly and severally, agree to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Representative have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters assuming that the Common Stock is approved for quotation on the NYSE) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) filing for review of the public offering of the Shares by the NASD (including the legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto), (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the inclusion of the Shares in the NYSE, (viii) making road show presentations with respect to the offering of the Shares, (ix) preparing and distributing bound volumes of transaction documents for the Representative and its legal counsel and (x) the performance of the Company’s other obligations hereunder. Upon the request of the Representative, the Company will provide funds in advance for filing fees.

(b) The Company, Aames Financial I and TRS, jointly and severally, agree to reimburse the Representative for its reasonable out-of-pocket expenses in connection with the performance of its activities under this Agreement, regardless of whether or not the transactions contemplated by this Agreement are consummated, including, but not limited to, costs such as printing, facsimile, courier service, direct computer expenses, accommodations and travel, the fees and expenses of the Underwriters’ outside legal counsel and any other advisors, accountants, appraisers, etc.

6. Conditions of the Underwriters’ Obligations:

The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on each Date of Delivery, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company and the Transaction Parties hereunder on the date hereof and at the Closing Time and on each Date of Delivery, as applicable, the performance in all material respects by the Company and the Transaction Parties of their respective obligations hereunder, and the satisfaction of the following further conditions at the Closing Time or on each Date of Delivery, as applicable:

(a) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Mayer, Brown, Rowe & Maw LLP, counsel for the Company, the Subsidiaries and each of the other Aames Transaction Parties, which opinion(s) shall be addressed to the Underwriters, dated the Closing Time and each Date of Delivery and substantially to the effect set forth on Exhibit B hereto.

(b) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel for the Company, the Subsidiaries and each of the other Aames Transaction Parties, as to certain tax matters, which opinion shall be addressed to the Underwriters, dated the Closing Time and substantially to the effect set forth on Exhibit C hereto.

(c) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Venable, LLP, Maryland counsel for the Company, which opinion(s) shall be addressed to the Underwriters, dated the Closing Time and each Date of Delivery and substantially to the effect set forth on Exhibit D hereto.

(d) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of John F. Madden, Jr., Esq., the Company’s Executive Vice President, Secretary and General Counsel, as to certain licensing and regulatory matters, which opinion(s) shall be addressed to the Underwriters, dated the Closing Time and each Date of Delivery and substantially to the effect set forth on Exhibit E hereto.

(e) SFP shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Weil, Gotshal & Manges LLP, special counsel for SFP, which opinion(s) shall be addressed to the Underwriters, dated the Closing Time and each Date of Delivery and substantially to the effect set forth on Exhibit F hereto.

(f) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery a letter permitting them to rely upon the opinions given in connection with the Merger Agreement, which opinions and reliance letters shall be in form and substance satisfactory to Latham & Watkins LLP, counsel for Underwriters.

(g) The Representative shall have received from Ernst & Young LLP letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of

Delivery, as the case may be, addressed to the Representative, in form and substance satisfactory to the Representative, relating to the financial statements, including any pro forma financial statements, of the Company and the Subsidiaries, and such other matters customarily covered by comfort letters issued in connection with registered public offerings. In the event that the letters referred to above set forth any changes in indebtedness, decreases in total assets or retained earnings or increases in borrowings, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representative deems such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Representative, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement.

(h) The Representative shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Latham & Watkins LLP, dated the Closing Time or such Date of Delivery, addressed to the Representative and in form and substance satisfactory to the Representative.

(i) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing.

(j) Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or S-4 or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, shall have occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with; and (iii) none of the Registration Statement, the Prospectus nor the S-4 shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.

(l) Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery (i) there shall not have been any Material Adverse Change and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries, in each case, which in the Representative’s sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.

(m) The Shares shall have been approved for listing in the NYSE.

(n) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(o) The Representative shall have received lock-up agreements from each officer, director, and 1% or greater stockholder of the Company and Aames Financial I, in the form of Exhibit A attached hereto, and such letter agreements shall be in full force and effect; provided, however, that the letter agreement with SFP may permit SFP to exercise its demand registration rights under the Registration Rights and Governance Agreement (as in effect on the date hereof) and include Shares owned by SFP in a registration statement filed by the Company under the Securities Act so long as such registration statement complies with the restrictions thereon set forth in Section 4(q)(E) of this Agreement.

(p) The Company and each Transaction Party shall, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of its Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer or Vice President and Chief Accounting Officer or Chief Financial Officer, General Partner or Managing Member, as applicable, to the effect that:

(i) the representations and warranties of the Company and the Transaction Parties in this Agreement are true and correct, as if made on and as of the date hereof, and the Company and each Aames Transaction Party has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the date hereof;

(ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or the S-4, and no order directed at any document incorporated by reference therein (“Incorporated Document”) has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iii) when the Registration Statement and S-4 became effective and at all times subsequent thereto up to the date hereof, the Registration Statement and the Prospectus, and the S-4 and any amendments or supplements to any of them, contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement and the Prospectus, the S-4, and any amendments or supplements to any of them, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement or S-4, as applicable, there has occurred no event required to be set forth in an amendment or supplemented Prospectus which has not been so set forth; and

(iv) subsequent to the respective dates as of which information is given in the Registration Statement, S-4 and Prospectus, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company and the Subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries considered as one enterprise, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary that is material to the Company and the Subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, or (f) any loss or damage (whether or not insured) to the property of the Company or any subsidiary which has been sustained or will have been sustained which, individually or in the aggregate, has a Material Adverse Effect.

provided, that the certificate delivered by the applicable officers of SFP may omit the matters set forth in subclauses (ii) and (iv) above, may limit certification of the matters set forth in subclause (i) above to the representations, warranties and agreements of SFP in this Agreement and may limit certification and may limit certification of the matters set forth in subclause (iii) above to information, facts and events relating to SFP.

(q) The Company and each Transaction Party, as applicable, shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statements of the Company contained herein, and the performance by the Company and the Transaction Parties of their respective covenants contained herein and therein, and the fulfillment of any conditions contained herein or therein, as of the Closing Time or any Date of Delivery, as the Underwriters may reasonably request.

(r) (A) The Merger Agreement effecting the First Merger and the Second Merger shall have been duly authorized by all necessary corporate action on the part of the Company, each Subsidiary and each Transaction Party, as applicable; (B) as of the Closing Time, the First Merger shall have closed, and there shall be no pending or threatened action, suit or proceeding that could, in the reasonable discretion of the Representative, result in the unwinding of either the First Merger or the Second Merger or a determination that either the First Merger or Second Merger is null and void; and (C) as of the Closing Time, there shall be no pending or threatened action, suit or proceeding that could, in the reasonable discretion of the Representative, prevent the consummation of the transactions contemplated by this Agreement or otherwise adversely affect the ability of any party hereto to fulfill its obligations under this Agreement.

(s) All outstanding options, warrants or other securities exercisable or exchangeable for or convertible into shares of capital stock of Aames Financial I shall have been terminated or shall otherwise cease to be outstanding.

(t) None of SFP or any of its affiliates, shall have exercised and perfected and not otherwise effectively withdrawn or otherwise lost appraisal rights under and in accordance with Section 262 of the Delaware General Corporation Law.

(u) SFP and each of its affiliates shall have, at any meeting (or any adjournment or postponement thereof) of Aames Financial I’s shareholders, however called, or in connection with any written consent of Aames Financial I’s shareholders, voted or caused to be voted all shares of Aames Financial I capital stock beneficially owned by them (A) in favor of the approval of the Mergers and (B) against any action, proposal (including any Superior Proposal, as such term is defined in the Merger Agreement), transaction or agreement that would have the effect of preventing or delaying the closing of the Second Merger, the unwinding of either of the Mergers or the consummation of the transactions contemplated by this Agreement.

(v) A. Jay Meyerson, the Company’s Chief Executive Officer, shall have entered into an employment agreement with the Company for a minimum period of three years following the Closing Time and pursuant to such other terms as are determined by the Company and reasonably acceptable to the Representative.

7. Termination:

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time or any Date of Delivery, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any Material Adverse Change, or any development that could reasonably result in a prospective Material Adverse Change, or material change in management of the Company or any Subsidiary, whether or not arising in the ordinary course of business, or (iii) if there has been any major disruption of settlements of securities or clearance services in the United States, or (iv) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (v) if trading in any securities of the Company has been suspended by the Commission or by NYSE, or if trading generally on the NYSE or in the Nasdaq over-the-counter market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or by order of the Commission or any other governmental authority, or (vi) if there has been any downgrade in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or (vii) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Representative, materially adversely affects or will materially adversely affect the business or operations of the Company, or (viii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Representative, has, individually or in the aggregate, a material adverse effect on the securities markets in the United States, or (ix) if the First Merger has not closed, or there is a pending or threatened action, suit or proceeding that, in the reasonable discretion of the Representative, would result in the unwinding of the First Merger and/or Second Merger or a determination that such First Merger and/or Second Merger is null and void.

If the Representative elects to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments:

If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representative shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representative either (A) may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Sections 5 and 9 hereof shall at all times be effective and shall survive such termination or (B) make arrangements with the other non-defaulting Underwriters, or other underwriters selected by the Representative and approved by the Company, to take up all, but not less than all, of the Shares to be purchased under this Agreement, including the Defaulted Shares.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).

If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

9. Indemnity and Contribution by the Company, certain Transaction Parties and the Underwriters:

(a) The Company and each Aames Transaction Party that is a party hereto, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, its partners, officers and directors and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any breach of any representation, warranty or covenant of the Company or any Aames Transaction Party contained herein, (ii) any failure on the part of the Company or any Aames Transaction Party to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), (iv) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or (v) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials approved by the Company and used in connection with the marketing of the Shares, including, without limitation, slides, videos, films and tape recordings; except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the Company, expressly for use in such Registration Statement, or Prospectus; provided, however, that the indemnity agreement contained in this subsection (a) with respect to the Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling any Underwriter) with respect to any person asserting any such loss, expense, liability, damage or claim which is the subject thereof if the Prospectus or any supplement thereto prepared with the consent of the Underwriters and furnished to the Underwriters prior to the Closing Time corrected any such alleged untrue statement or omission and if any Underwriter failed to send or give a copy of the Prospectus or supplement thereto to such person at or prior to the written confirmation of the sale of Shares to such person. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Company and each Transaction Party may otherwise have.

(b) SFP agrees to indemnify, defend and hold harmless each Underwriter, its partners, officers and directors and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any breach of any representation, warranty or covenant of SFP contained herein, (ii) any failure on the part of SFP to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), (iv) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or (v) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Shares, including, without limitation, slides, videos, films and tape recordings; except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to SFP expressly for use in such Registration Statement, or Prospectus; provided, however, that in the case of clauses (iii), (iv) and (v) of this Section 9 (b), SFP shall only be liable for any such loss, claim, damage, liability or action that arises out of or is based upon, information relating to SFP furnished to the Company in writing by SFP expressly for use in any such Registration Statement or Prospectus; provided, further, that the maximum amount of SFP’s liability for indemnification obligations hereunder shall be limited to the total cash consideration received by SFP in the Reorganization; provided, further, that the indemnity agreement contained in this subsection (b) with respect to the Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling any Underwriter) with respect to any person asserting any such loss, expense, liability, damage or claim which is the subject thereof if the Prospectus or any supplement thereto prepared with the consent of the Underwriters and furnished to the Underwriters prior to the Closing Time corrected any such alleged untrue statement or omission and if any Underwriter failed to send or give a copy of the Prospectus or supplement thereto to such person at or prior to the written confirmation of the sale of Shares to such person. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liability which SFP may otherwise have.

(c) If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company or any Transaction Party that is a party hereto pursuant to subsection (a) or (b) above, such Underwriter shall promptly notify the Company or such Transaction Party, as applicable, in writing of the institution of such action, and the Company or the Transaction Party, as applicable, shall assume the defense of such action, including the employment of counsel of its choosing and payment of expenses; provided, however, that any failure or delay to so notify the Company or the Transaction Party, as applicable, will not relieve the Company or the Transaction Party, as applicable, of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company or the Transaction Party, as applicable, in connection with the defense of such action, or the Company or the Transaction Party, as applicable, shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company or the Transaction Party, as applicable (in which case none of the Company nor the Transaction Party, as applicable, shall have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or the Transaction Party, as applicable, and paid as incurred (it being understood, however, that none of the Company nor the Transaction Party shall be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, none of the Company nor the Transaction Party shall be liable for any settlement of any such claim or action effected without its written consent.

(d) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, each Transaction Party that is a party hereto, each of their respective directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company or any such Transaction Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representative to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or the Prospectus, or (B) any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement, or the Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading. The names of the Underwriters on the cover of the Preliminary Prospectus and the Prospectus and the following information set forth under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of Section 3(a)(xii) and this Section 9: the list of Underwriters and their respective participation in the sale of the Shares, the concession and reallowance sentences and paragraph related to stabilization, syndicate covering transactions and penalty bids. The indemnity agreement set forth in this Section 9(d) shall be in addition to any liabilities that such Underwriter may otherwise have.

(e) If any action is brought against the Company, any Transaction Party that is a party hereto or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, such Transaction Party or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company, such Transaction Party or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, such Transaction Party or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representative.

(f) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b), (c), (d) and (e) of this

Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, any Transaction Party that is a party hereto and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the applicable Transaction Party and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Transaction Parties who are parties hereto and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses, and giving effect to the Reorganization) received by the Company or such Transaction Party, as applicable, bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company, the applicable Transaction Party or Parties and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, by such Transaction Party or Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action. Notwithstanding the foregoing, the maximum amount of SFP’s liability for contribution obligations hereunder shall be limited to the total cash consideration received by SFP in the Reorganization.

(g) The Company, each Transaction Party that is a party hereto and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (f)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(h) The Company and each Transaction Party that is a party hereto agrees to indemnify and hold harmless each Underwriter and its affiliates and each person, if any, who controls each Underwriter and its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the written consent of the Company for distribution to participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as a result of the failure of any participant to pay for and accept delivery of Directed Shares that the participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program.

10. Survival:

The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company and each Transaction Party that is a party hereto contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, the applicable Transaction Parties or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and each Transaction Party that is a party hereto and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

11. Notices:

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department; if to the Company or any Transaction Party that is a party hereto, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 350 S. Grand Avenue, 43rd Floor, Los Angeles, California 90071, Attention: General Counsel.

12. Governing Law; Headings:

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Parties at Interest:

The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, each Transaction Party that is a party hereto and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

14. Counterparts and Facsimile Signatures:

This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

If the foregoing correctly sets forth the understanding among the Company, each Transaction Party that is a party hereto and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, each such Transaction Party and the Underwriters.

Very truly yours,

AAMES INVESTMENT CORPORATION

By:
Name:
Title:

AAMES FINANCIAL CORPORATION

By:
Name:
Title:

AAMES TRS, INC.

By:
Name:
Title:

SPECIALTY FINANCE PARTNERS

By:
Name:
Title:

Accepted and agreed to as

of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:
Name:

For itself and as Representative of the other

Underwriters named on Schedule I hereto.

Schedule I

Underwriter	Number of Initial Shares to be Purchased
Friedman, Billings, Ramsey & Co., Inc.	[	]

Credit Suisse First Boston LLC	[	]

Flagstone Securities, LLC	[	]

Total	55,500,000

Underwriter	Number of Option Shares to be Purchased
Friedman, Billings, Ramsey & Co., Inc.	[	]

Credit Suisse First Boston LLC	[	]

Flagstone Securities, LLC	[	]

Total	8,325,000

Schedule II

Current Mortgage Licenses

Schedule III

Pending Mortgage Licenses